UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2016

Versum Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-37664	47-5632014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-7499

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2016, the Board of Directors (the “Board”) of Versum Materials, Inc. (the “Company”) approved a resolution that, effective as of October 1, 2016, immediately prior to the distribution of the Company’s outstanding common stock held by Air Products and Chemicals, Inc. (“Air Products”) to Air Products’ stockholders (the “Distribution”), the Certificate of Incorporation of the Company will be amended and restated (the “Amended and Restated Certificate of Incorporation”) and the Bylaws of the Company will be amended and restated (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the section entitled “Description of Our Capital Stock” in the Company’s Information Statement, and is incorporated by reference into this Item 5.03. The descriptions of the Amended and Restated Certificate of Incorporation and of the Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and of the Amended and Restated Bylaws attached to the Registration Statement as Exhibits 3.1 and 3.2, respectively, and incorporated by reference in their entirety.

Item 8.01 Other Events.

Form 10 Effectiveness

The Company previously filed with the SEC a registration statement on Form 10, initially filed on December 18, 2015 (as amended, the “Registration Statement”), relating to the separation of the Company from Air Products and the Distribution. On September 14, 2016, the Registration Statement was declared effective by the SEC. The Registration Statement includes a preliminary information statement that describes the Distribution and provides important information regarding the Company’s business and management. The final information statement, dated September 14, 2016 (the “Information Statement”), is attached hereto as Exhibit 99.1. Air Products will mail the Information Statement to its stockholders of record as of close of business on September 21, 2016 (the “Record Date”). Such mailing began on or about September 16, 2016, and will be completed following the Record Date.

As further described in the Information Statement, Air Products expects to distribute one half of a share of the Company’s common stock for every one share of Air Products common stock held by an Air Products shareholder as of the Record Date. Subject to the satisfaction or waiver of the conditions for the Distribution, which are described in the Information Statement, the Distribution is expected to occur on October 1, 2016, and will be provided to shareholders of record as of the Record Date. The Company’s common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “VSM” on October 3, 2016, the first trading day following the Distribution.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Establishment of Audit Committee and Adoption of Audit Committee Charter:

On September 15, 2016, the Board established an audit committee (the “Audit Committee”) and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee.

Each member of the Audit Committee shall meet the independence requirements of the New York Stock Exchange, and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function or the design and implementation of the internal audit function and the Company’s system of disclosure controls and procedures, internal control over financial reporting and compliance with ethical standards adopted by the Company. The establishment of the Audit Committee and the approval of the Audit Committee Charter are both effective immediately prior to the commencement of “when-issued” trading in the Company’s common stock, which trading is expected to commence on September 19, 2016. A copy of the Company’s Audit Committee Charter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Information Statement of Versum Materials, Inc., dated September 14, 2016.

99.2	Audit Committee Charter adopted by the Board of Directors of Versum Materials, Inc. on September 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.
(Registrant)

Dated: September 19, 2016	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Information Statement of Versum Materials, Inc., dated September 14, 2016.

99.2	Audit Committee Charter adopted by the Board of Directors of Versum Materials, Inc. on September 15, 2016.